UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/10/2010

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On June 10, 2010, certain senior executive officers of the general partner of Magellan Midstream Partners, L.P. ("MMP") sold a portion of their personally held MMP common units for tax planning purposes. The common units sold specifically related to investments the officers made in the owner of MMP's general partner in 2003. Those investments were converted to MMP common units in September 2009 due to the simplification of MMP's capital structure which was approved by its unitholders at that time. A total of 238,089 MMP common units were sold in a private transaction in return for passive equity investments in Kayne Anderson MLP Investment Company (NYSE: KYN), a closed-end fund that invests principally in equity securities of energy-related master limited partnerships. Kayne Anderson has been a long-term investor in MMP and is currently MMP's largest unitholder.

MMP's senior executive officers remain optimistic about MMP's future. Following this transaction, those officers who reduced their ownership positions in MMP for tax planning purposes will continue to hold, on average, an ownership position in MMP that is more than six times their annual salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: June 11, 2010	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary